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                                                                    EXHIBIT 99.1



                        AGREEMENT TO FURNISH INSTRUMENTS




Pursuant to Paragraph (b) (4) (iii) (A) of Item 601 of Regulation S-K, Arden Group, Inc. hereby agrees to furnish supplementally to the Securities and Exchange Commission upon its request, a copy of the Loan Agreement between Arden Group, Inc. and Union Bank dated December 23, 1993, as amended by Second Amendment thereto dated December 20, 1995, referred to as Exhibit 4.2 to this Form 10K.